RenaissanceRe Reports Q2 2023 Net Income Available to Common Shareholders of $191.0 Million; Operating Income Available to Common Shareholders of $407.4 Million.
•13.5% annualized return on average common equity and 28.8% annualized operating return on average common equity.
•Third consecutive quarter with annualized operating return on average common equity exceeding 28%, driven by continued positive momentum across the three drivers of profit.
•Strong performance across both segments; Property combined ratio of 63.0% and Casualty and Specialty combined ratio of 93.2%; overall combined ratio of 80.3%.
•Property catastrophe net premiums written grew by $273.4 million or 54.9%, driven by significant rate increases.
•Fee income of $56.7 million; 65.5% growth compared to Q2 2022.
•Net investment income of $292.7 million; 173.0% growth compared to Q2 2022.
•Announced agreement to acquire Validus Re from American International Group, Inc. in $2.985 billion transaction.
•Raised approximately $2.09 billion in net proceeds through the issuance of 7.245 million common shares at $192.00 per share and $750.0 million principal amount of 5.750% Senior Notes due 2033, in accordance with our financing plan for the Validus Acquisition.

Pembroke, Bermuda, July 26, 2023 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the second quarter of 2023.

Net Income Available to Common Shareholders per Diluted Common Share: $4.09 Operating Income Available to Common Shareholders per Diluted Common Share*: $8.79
Underwriting Income $351.0M	Fee Income $56.7M	Net Investment Income $292.7M
Change in Book Value per Common Share: 11.6% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: 13.3%
*Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “RenaissanceRe delivered a strong quarter, distinguished by a 28.8% operating return on average common equity with robust underwriting income and record fee and net investment income. In addition, we accelerated our strategy by agreeing to purchase Validus Re, which brings us a large, diversified business in a favorable reinsurance market. In aggregate, our accomplishments this quarter demonstrate the effectiveness of our strategy and strengthen our foundation for delivery of shareholder value.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended June 30,
(in thousands, except per share amounts and percentages)	2023	2022
Gross premiums written	$2,651,621	$2,464,639
Net premiums written	2,195,803	1,863,616
Underwriting income (loss)	351,015	316,386
Combined ratio	80.3%	78.3%

Net Income (Loss)
Available (attributable) to common shareholders	191,025	(324,913)
Available (attributable) to common shareholders per diluted common share	$4.09	$(7.53)
Operating Income (Loss) (1)
Available (attributable) to common shareholders	407,435	238,132
Available (attributable) to common shareholders per diluted common share	$8.79	$5.51
Book value per common share	$129.98	$113.69
Change in book value per share	11.6%	(6.4)%
Tangible book value per common share plus accumulated dividends (1)	$150.79	$132.05

Change in book value per common share plus change in accumulated dividends	12.0%	(6.1)%
Change in tangible book value per common share plus change in accumulated dividends (1)	13.3%	(6.4)%
Return on average common equity - annualized	13.5%	(25.1)%
Operating return on average common equity - annualized (1)	28.8%	18.4%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Net negative impact of the 2023 Large Loss Events
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the consolidated financial statements

Three months ended June 30, 2023	2023 Large Loss Events (1)
(in thousands)
Net claims and claims expenses incurred	$(95,278)
Assumed reinstatement premiums earned	26,752
Ceded reinstatement premiums earned	—
Earned (lost) profit commissions	—
Net negative impact on underwriting result	(68,526)
Redeemable noncontrolling interest	23,949
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(44,577)

Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended June 30, 2023	2023 Large Loss Events (1)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(68,526)
Net negative impact on Casualty and Specialty segment underwriting result	—
Net negative impact on underwriting result	$(68,526)
Percentage point impact on consolidated combined ratio	4.2

(1)“2023 Large Loss Events” includes the earthquakes which impacted southern and central Turkey in February 2023, Cyclone Gabrielle which impacted northern New Zealand, the flooding that impacted northern New Zealand in January and February 2023, and various wind and thunderstorm events which impacted states in both the Southern and Midwest U.S. during March 2023 (“Q1 2023 Large Loss Events”), and a series of large, severe weather events that impacted Texas and other southern and central U.S. states in June 2023. Net negative impact for the three months ended June 30, 2023 includes an increase of approximately $20.0 million in the net negative impact of the Q1 2023 Large Loss Events during the second quarter.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 63.0%; Increase in property catastrophe net premiums written of 54.9%

Property Segment
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$1,402,606	$1,218,321	15.1%
Net premiums written	1,144,655	887,975	28.9%
Underwriting income (loss)	281,010	264,463

Underwriting Ratios
Net claims and claim expense ratio - current accident year	41.3%	33.2%	8.1	pts
Net claims and claim expense ratio - prior accident years	(4.1)%	(5.6)%	1.5	pts
Net claims and claim expense ratio - calendar year	37.2%	27.6%	9.6	pts
Underwriting expense ratio	25.8%	30.0%	(4.2)	pts
Combined ratio	63.0%	57.6%	5.4	pts
•Gross premiums written increased by $184.3 million, or 15.1%, driven by:
–$198.5 million increase in the catastrophe class of business, primarily due to rate improvements on deals written in the second quarter of 2023 which were partially offset by a reduction of premiums written in Upsilon of $110.0 million. In addition, the growth in the catastrophe class of business included an increase in gross reinstatement premiums written of $29.4 million.
–$14.2 million decrease in the other property class of business, primarily due to the non-renewal of certain catastrophe exposed quota share programs that did not meet the Company’s return hurdles.
•Net premiums written increased by $256.7 million, or 28.9%, with an increase of $273.4 million, or 54.9% in the catastrophe class of business, driven by rate improvements and lower ceded premiums written.
•Net claims and claim expense ratio - current accident year increased 8.1 percentage points, primarily as a result of the impact from the 2023 Large Loss Events, which contributed 11.5 percentage points to the current accident year net claims and claim expense ratio.
•Net claims and claim expense ratio - prior accident years reflects net favorable development, primarily from weather-related large losses in the 2017 through 2020 accident years, driven by better than expected loss emergence.
•Underwriting expense ratio decreased 4.2 percentage points, largely driven by improved operating leverage from the increase in net premiums earned from the catastrophe class of business.

Underwriting Results - Casualty and Specialty Segment: Combined ratio of 93.2% and underwriting income of $70.0 million

Casualty and Specialty Segment
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$1,249,015	$1,246,318	0.2%
Net premiums written	1,051,148	975,641	7.7%
Underwriting income (loss)	70,005	51,923

Underwriting Ratios
Net claims and claim expense ratio - current accident year	63.3%	65.1%	(1.8)	pts
Net claims and claim expense ratio - prior accident years	(0.1)%	(0.9)%	0.8	pts
Net claims and claim expense ratio - calendar year	63.2%	64.2%	(1.0)	pts
Underwriting expense ratio	30.0%	29.6%	0.4	pts
Combined ratio	93.2%	93.8%	(0.6)	pts
•Gross premiums written were relatively flat, reflecting proactive cycle management, as growth in the other specialty class of business was largely offset by a decrease in the professional liability class of business.
•Net premiums written increased 7.7% as a result of decreases in ceded premiums written.
•Net claims and claim expense ratio - current accident year decreased by 1.8 percentage points compared to the second quarter of 2022 due to lower current accident year attritional losses.

Fee Income: $56.7 million of fee income, up 65.5% from Q2 2022; increase in both management and performance fees

Fee Income
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2023	2022
Total management fee income	$43,439	$30,707	$12,732
Total performance fee income (loss) (1)	13,242	3,548	9,694
Total fee income	$56,681	$34,255	$22,426
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income increased $12.7 million, reflecting increased capital managed at DaVinciRe Holdings Ltd. (“DaVinci”), Vermeer Reinsurance Ltd. (“Vermeer”) and RenaissanceRe Medici Fund Ltd. (“Medici”), as well as the recording of previously deferred management fees in DaVinci related to the weather-related large losses experienced in the prior years.
•Performance fee income increased $9.7 million, driven by current year underwriting results.

Investment Results: Total investment result improved $616.8 million; net investment income growth of 173.0%

Investment Results
	Three months ended June 30,		Q/Q Change
(in thousands, except percentages)	2023	2022
Net investment income	$292,662	$107,211	$185,451
Net realized and unrealized gains (losses) on investments	(222,781)	(654,107)	431,326
Total investment result	$69,881	$(546,896)	$616,777
Net investment income return - annualized	5.3%	2.1%	3.2	pts
Total investment return - annualized	1.6%	(10.1)%	11.7	pts

•Net investment income increased $185.5 million, primarily driven by higher interest rates, higher yielding assets in the fixed maturity and short term portfolios as a result of our reinvestment of the portfolio during the rising interest rate environment throughout 2022 and 2023, as well as increased catastrophe bond yields.
•Net realized and unrealized gains on investments increased $431.3 million, principally driven by:
–Net realized and unrealized losses on fixed maturity investments trading of $214.0 million, compared to net realized and unrealized losses of $437.0 million in the second quarter of 2022, driven by interest rate increases, which were generally lower in the second quarter of 2023 compared to the interest rate increases in the second quarter of 2022.
–Equity investments contributed net realized and unrealized gains of $1.9 million, compared to net realized and unrealized losses of $91.5 million in the second quarter of 2022. Both the current and comparative quarter equity investment results were in line with wider equity market movements; and
–Catastrophe bonds contributed net realized and unrealized gains of $38.2 million compared to net realized and unrealized losses of $24.7 million in the second quarter of 2022. Both the current and comparative quarter reflected changes in risk spreads in the wider catastrophe bond market.
•Total investments were $25.5 billion at June 30, 2023 (December 31, 2022 - $22.2 billion). Weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 6.1% and 2.4 years (December 31, 2022 - 5.7% and 2.5 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $174.9 million was primarily driven by:
–Strong underwriting results for DaVinci and Vermeer;
–Strong net investment income driven by higher interest rates and yields within the investment portfolios of the Company’s joint ventures and managed funds; and
–Net realized and unrealized gains on catastrophe bonds recorded during the quarter in Medici.
•Raised third-party capital of $350.5 million in the second quarter of 2023, including $170.5 million in Medici and $150.0 million in a newly formed segregated account focused on investing in insurance-linked securities (ILS), primarily catastrophe bonds.
•Redemptions of third-party capital of $313.0 million during the second quarter of 2023, of which $285.6 million was from Upsilon Diversified Fund, as a result of the release of collateral associated with prior years’ contracts.
•Corporate expenses increased by $11.0 million, primarily driven by expenses associated with the Validus Acquisition.
•Income tax expense of $5.9 million compared to a benefit of $30.5 million in the second quarter of 2022. The increase in income tax expense was driven by lower investment losses and increased operating income in the Company’s taxable jurisdictions, primarily from the Company’s U.S. operations compared to the second quarter of 2022.
•On May 22, 2023, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with American International Group, Inc. (together with its affiliates and subsidiaries, “AIG”) pursuant to which, upon the terms and subject to the conditions thereof, the Company agreed to purchase certain direct and indirect subsidiaries of AIG, including Validus Holdings, Ltd., Validus Specialty, LLC, and Validus Reinsurance, Ltd. (the acquisitions under the Stock Purchase Agreement, together with the other transactions contemplated thereby, the “Validus Acquisition”). The Validus Acquisition, which is currently expected to close during the fourth quarter of 2023, is subject to customary closing conditions, including, among others, receipt of required regulatory approvals.
•On May 26, 2023, the Company completed an offering of 7,245,000 of our common shares at the public offering price of $192.00 per share. The Company received net proceeds of approximately $1,352.0 million from the offering of common shares after deducting the underwriting discounts and estimated offering expenses payable.
•On June 5, 2023, the Company completed an offering of $750.0 million aggregate principal amount of the Company’s 5.750% Senior Notes due 2033. The Company received net proceeds of approximately $741.0 million from the offering of senior notes after deducting the underwriting discounts and estimated offering expenses payable.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, July 26, 2023 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, and the Validus Acquisition and its impact on the Company’s business, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the risk that the Validus Acquisition may not be completed within the expected timeframe or at all; the risk that regulatory agencies in certain jurisdictions may impose onerous conditions following the Validus Acquisition; difficulties in integrating the acquired business; risk that the due diligence process that the Company undertook in connection with the Validus Acquisition may not have revealed all facts that may be relevant in connection with the Validus Acquisition; the Company’s ability to manage the growth of the acquired business’ operations successfully following the Validus Acquisition; that historical financial statements of Validus Reinsurance Ltd. are not representative of the future financial position, future results of operations or future cash flows of Validus Reinsurance Ltd. following the Validus Acquisition; risks from The Company’s increased debt obligations as a result of the Validus Acquisition; the Company’s dilutive impact on the Company’s shareholders from the issuance of common shares to AIG in connection with the Validus Acquisition; the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the highly competitive nature of the Company’s industry and its reliance on a small number of brokers; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the historically cyclical nature of the (re)insurance industries; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates and recession or the perception that recession may occur; the effect of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed funds; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues
Gross premiums written	$2,651,621	$2,464,639	$5,441,882	$5,407,603
Net premiums written	$2,195,803	$1,863,616	$4,459,506	$4,028,833
Decrease (increase) in unearned premiums	(410,541)	(407,233)	(993,694)	(1,086,025)
Net premiums earned	1,785,262	1,456,383	3,465,812	2,942,808
Net investment income	292,662	107,211	547,040	190,902
Net foreign exchange gains (losses)	(13,488)	(50,821)	(27,991)	(66,307)
Equity in earnings (losses) of other ventures	7,700	7,383	17,230	993
Other income (loss)	3,876	923	(430)	2,116
Net realized and unrealized gains (losses) on investments	(222,781)	(654,107)	56,670	(1,327,124)
Total revenues	1,853,231	866,972	4,058,331	1,743,388
Expenses
Net claims and claim expenses incurred	931,211	706,239	1,732,411	1,547,972
Acquisition expenses	422,545	361,238	854,802	737,745
Operational expenses	80,491	72,520	157,965	140,427
Corporate expenses	23,371	12,352	36,214	24,854
Interest expense	14,895	11,895	27,029	23,850
Total expenses	1,472,513	1,164,244	2,808,421	2,474,848
Income (loss) before taxes	380,718	(297,272)	1,249,910	(731,460)
Income tax benefit (expense)	(5,942)	30,534	(34,844)	67,241
Net income (loss)	374,776	(266,738)	1,215,066	(664,219)
Net (income) loss attributable to redeemable noncontrolling interests	(174,907)	(49,331)	(442,291)	(37,419)
Net income (loss) attributable to RenaissanceRe	199,869	(316,069)	772,775	(701,638)
Dividends on preference shares	(8,844)	(8,844)	(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$191,025	$(324,913)	$755,087	$(719,326)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$4.10	$(7.53)	$16.75	$(16.64)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$4.09	$(7.53)	$16.71	$(16.64)
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$8.79	$5.51	$16.98	$8.99

Average shares outstanding - basic	45,898	43,170	44,387	43,264
Average shares outstanding - diluted	45,990	43,170	44,498	43,264

Net claims and claim expense ratio	52.2%	48.5%	50.0%	52.6%
Underwriting expense ratio	28.1%	29.8%	29.2%	29.8%
Combined ratio	80.3%	78.3%	79.2%	82.4%

Return on average common equity - annualized	13.5%	(25.1)%	28.9%	(26.6)%
Operating return on average common equity - annualized (1)	28.8%	18.4%	29.4%	14.4%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2023	December 31, 2022
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$15,888,564	$14,351,402
Short term investments, at fair value	6,373,969	4,669,272
Equity investments, at fair value	93,058	625,058
Other investments, at fair value	3,091,686	2,494,954
Investments in other ventures, under equity method	89,505	79,750
Total investments	25,536,782	22,220,436
Cash and cash equivalents	943,935	1,194,339
Premiums receivable	6,490,886	5,139,471
Prepaid reinsurance premiums	1,187,177	1,021,412
Reinsurance recoverable	4,689,351	4,710,925
Accrued investment income	147,824	121,501
Deferred acquisition costs	1,300,992	1,171,738
Receivable for investments sold	508,887	350,526
Other assets	358,863	384,702
Goodwill and other intangible assets	235,218	237,828
Total assets	$41,399,915	$36,552,878
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$16,138,128	$15,892,573
Unearned premiums	5,717,302	4,559,107
Debt	1,882,101	1,170,442
Reinsurance balances payable	3,780,410	3,928,281
Payable for investments purchased	547,974	493,776
Other liabilities	254,925	648,036
Total liabilities	28,320,840	26,692,215
Redeemable noncontrolling interests	5,676,262	4,535,389
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	51,182	43,718
Additional paid-in capital	1,825,215	475,647
Accumulated other comprehensive income (loss)	(14,050)	(15,462)
Retained earnings	4,790,466	4,071,371
Total shareholders’ equity attributable to RenaissanceRe	7,402,813	5,325,274
Total liabilities, noncontrolling interests and shareholders’ equity	$41,399,915	$36,552,878

Book value per common share	$129.98	$104.65

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended June 30, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,402,606	$1,249,015	$—	$2,651,621
Net premiums written	$1,144,655	$1,051,148	$—	$2,195,803
Net premiums earned	$758,686	$1,026,576	$—	$1,785,262
Net claims and claim expenses incurred	281,993	649,218	—	931,211
Acquisition expenses	140,606	281,939	—	422,545
Operational expenses	55,077	25,414	—	80,491
Underwriting income (loss)	$281,010	$70,005	$—	351,015
Net investment income			292,662	292,662
Net foreign exchange gains (losses)			(13,488)	(13,488)
Equity in earnings of other ventures			7,700	7,700
Other income (loss)			3,876	3,876
Net realized and unrealized gains (losses) on investments			(222,781)	(222,781)
Corporate expenses			(23,371)	(23,371)
Interest expense			(14,895)	(14,895)
Income (loss) before taxes and redeemable noncontrolling interests				380,718
Income tax benefit (expense)			(5,942)	(5,942)
Net (income) loss attributable to redeemable noncontrolling interests			(174,907)	(174,907)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$191,025

Net claims and claim expenses incurred – current accident year	$313,632	$649,677	$—	$963,309
Net claims and claim expenses incurred – prior accident years	(31,639)	(459)	—	(32,098)
Net claims and claim expenses incurred – total	$281,993	$649,218	$—	$931,211

Net claims and claim expense ratio – current accident year	41.3%	63.3%		54.0%
Net claims and claim expense ratio – prior accident years	(4.1)%	(0.1)%		(1.8)%
Net claims and claim expense ratio – calendar year	37.2%	63.2%		52.2%
Underwriting expense ratio	25.8%	30.0%		28.1%
Combined ratio	63.0%	93.2%		80.3%

	Three months ended June 30, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,218,321	$1,246,318	$—	$2,464,639
Net premiums written	$887,975	$975,641	$—	$1,863,616
Net premiums earned	$623,581	$832,802	$—	$1,456,383
Net claims and claim expenses incurred	171,924	534,315	—	706,239
Acquisition expenses	137,567	223,671	—	361,238
Operational expenses	49,627	22,893	—	72,520
Underwriting income (loss)	$264,463	$51,923	$—	316,386
Net investment income			107,211	107,211
Net foreign exchange gains (losses)			(50,821)	(50,821)
Equity in earnings of other ventures			7,383	7,383
Other income (loss)			923	923
Net realized and unrealized gains (losses) on investments			(654,107)	(654,107)
Corporate expenses			(12,352)	(12,352)
Interest expense			(11,895)	(11,895)
Income (loss) before taxes and redeemable noncontrolling interests				(297,272)
Income tax benefit (expense)			30,534	30,534
Net (income) loss attributable to redeemable noncontrolling interests			(49,331)	(49,331)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(324,913)

Net claims and claim expenses incurred – current accident year	$206,976	$542,220	$—	$749,196
Net claims and claim expenses incurred – prior accident years	(35,052)	(7,905)	—	(42,957)
Net claims and claim expenses incurred – total	$171,924	$534,315	$—	$706,239

Net claims and claim expense ratio – current accident year	33.2%	65.1%		51.4%
Net claims and claim expense ratio – prior accident years	(5.6)%	(0.9)%		(2.9)%
Net claims and claim expense ratio – calendar year	27.6%	64.2%		48.5%
Underwriting expense ratio	30.0%	29.6%		29.8%
Combined ratio	57.6%	93.8%		78.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Six months ended June 30, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,706,805	$2,735,077	$—	$5,441,882
Net premiums written	$2,164,484	$2,295,022	$—	$4,459,506
Net premiums earned	$1,446,106	$2,019,706	$—	$3,465,812
Net claims and claim expenses incurred	469,602	1,262,809	—	1,732,411
Acquisition expenses	285,925	568,877	—	854,802
Operational expenses	110,890	47,075	—	157,965
Underwriting income (loss)	$579,689	$140,945	$—	720,634
Net investment income			547,040	547,040
Net foreign exchange gains (losses)			(27,991)	(27,991)
Equity in earnings of other ventures			17,230	17,230
Other income (loss)			(430)	(430)
Net realized and unrealized gains (losses) on investments			56,670	56,670
Corporate expenses			(36,214)	(36,214)
Interest expense			(27,029)	(27,029)
Income (loss) before taxes and redeemable noncontrolling interests				1,249,910
Income tax benefit (expense)			(34,844)	(34,844)
Net (income) loss attributable to redeemable noncontrolling interests			(442,291)	(442,291)
Dividends on preference shares			(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$755,087

Net claims and claim expenses incurred – current accident year	$582,934	$1,286,327	$—	$1,869,261
Net claims and claim expenses incurred – prior accident years	(113,332)	(23,518)	—	(136,850)
Net claims and claim expenses incurred – total	$469,602	$1,262,809	$—	$1,732,411

Net claims and claim expense ratio – current accident year	40.3%	63.7%		53.9%
Net claims and claim expense ratio – prior accident years	(7.8)%	(1.2)%		(3.9)%
Net claims and claim expense ratio – calendar year	32.5%	62.5%		50.0%
Underwriting expense ratio	27.4%	30.5%		29.2%
Combined ratio	59.9%	93.0%		79.2%

	Six months ended June 30, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,561,829	$2,845,774	$—	$5,407,603
Net premiums written	$1,778,141	$2,250,692	$—	$4,028,833
Net premiums earned	$1,242,172	$1,700,636	$—	$2,942,808
Net claims and claim expenses incurred	431,685	1,116,287	—	1,547,972
Acquisition expenses	264,663	473,082	—	737,745
Operational expenses	96,559	43,868	—	140,427
Underwriting income (loss)	$449,265	$67,399	$—	516,664
Net investment income			190,902	190,902
Net foreign exchange gains (losses)			(66,307)	(66,307)
Equity in earnings of other ventures			993	993
Other income (loss)			2,116	2,116
Net realized and unrealized gains (losses) on investments			(1,327,124)	(1,327,124)
Corporate expenses			(24,854)	(24,854)
Interest expense			(23,850)	(23,850)
Income (loss) before taxes and redeemable noncontrolling interests				(731,460)
Income tax benefit (expense)			67,241	67,241
Net (income) loss attributable to redeemable noncontrolling interests			(37,419)	(37,419)
Dividends on preference shares			(17,688)	(17,688)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(719,326)

Net claims and claim expenses incurred – current accident year	$483,495	$1,125,267	$—	$1,608,762
Net claims and claim expenses incurred – prior accident years	(51,810)	(8,980)	—	(60,790)
Net claims and claim expenses incurred – total	$431,685	$1,116,287	$—	$1,547,972

Net claims and claim expense ratio – current accident year	38.9%	66.2%		54.7%
Net claims and claim expense ratio – prior accident years	(4.1)%	(0.6)%		(2.1)%
Net claims and claim expense ratio – calendar year	34.8%	65.6%		52.6%
Underwriting expense ratio	29.0%	30.4%		29.8%
Combined ratio	63.8%	96.0%		82.4%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Property Segment
Catastrophe	$1,001,839	$803,333	$1,930,434	$1,689,424
Other property	400,767	414,988	776,371	872,405
Property segment gross premiums written	$1,402,606	$1,218,321	$2,706,805	$2,561,829

Casualty and Specialty Segment
General casualty (1)	$375,945	$322,733	$843,837	$802,875
Professional liability (2)	308,284	448,801	690,537	998,520
Credit (3)	191,985	219,480	423,661	478,584
Other specialty (4)	372,801	255,304	777,042	565,795
Casualty and Specialty segment gross premiums written	$1,249,015	$1,246,318	$2,735,077	$2,845,774

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Fixed maturity investments trading	$169,739	$76,547	$325,239	$138,964
Short term investments	50,231	4,397	83,181	5,533
Equity investments	2,766	4,516	6,165	7,270
Other investments
Catastrophe bonds	49,522	20,235	88,353	37,595
Other	20,820	6,894	45,391	12,446
Cash and cash equivalents	4,585	(95)	8,849	(136)
	297,663	112,494	557,178	201,672
Investment expenses	(5,001)	(5,283)	(10,138)	(10,770)
Net investment income	$292,662	$107,211	547,040	190,902

Net investment income return - annualized	5.3%	2.1%	5.1%	1.8%

Net realized gains (losses) on fixed maturity investments trading	$(74,212)	$(287,154)	$(178,977)	$(408,306)
Net unrealized gains (losses) on fixed maturity investments trading	(139,793)	(149,820)	172,233	(613,997)
Net realized and unrealized gains (losses) on fixed maturity investments trading	(214,005)	(436,974)	(6,744)	(1,022,303)
Net realized and unrealized gains (losses) on investments-related derivatives	(65,051)	(66,078)	(52,889)	(106,366)
Net realized gains (losses) on equity investments	(18,755)	35,592	(27,493)	35,572
Net unrealized gains (losses) on equity investments	20,627	(127,104)	59,778	(175,773)
Net realized and unrealized gains (losses) on equity investments	1,872	(91,512)	32,285	(140,201)
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	38,186	(24,660)	62,312	(32,921)
Net realized and unrealized gains (losses) on other investments - other	16,217	(34,883)	21,706	(25,333)
Net realized and unrealized gains (losses) on investments	(222,781)	(654,107)	56,670	(1,327,124)
Total investment result	$69,881	$(546,896)	$603,710	$(1,136,222)

Total investment return - annualized	1.6%	(10.1)%	5.5%	(10.5)%

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) corporate expenses associated with the pending acquisition of Validus, (4) the income tax expense or benefit associated with these adjustments and (5) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to investors because they more accurately measure and predict the Company’s results of operations by removing the variability arising from the listed adjustments. The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.”

	Three months ended		Six months ended
(in thousands of United States Dollars, except per share amounts and percentages)	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$191,025	$(324,913)	$755,087	$(719,326)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	260,967	629,447	5,642	1,294,203
Adjustment for net foreign exchange losses (gains)	13,488	50,821	27,991	66,307
Adjustment for corporate expenses associated with the pending acquisition of Validus	11,341	—	11,341	—
Adjustment for income tax expense (benefit) (1)	(10,235)	(42,726)	1,087	(84,600)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(59,151)	(74,497)	(33,705)	(166,507)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$407,435	$238,132	$767,443	$390,077

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$4.09	$(7.53)	$16.71	$(16.64)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	5.67	14.58	0.13	29.91
Adjustment for net foreign exchange losses (gains)	0.29	1.18	0.63	1.53
Adjustment for corporate expenses associated with the pending acquisition of Validus	0.25	—	0.25	—
Adjustment for income tax expense (benefit) (1)	(0.22)	(0.99)	0.02	(1.96)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(1.29)	(1.73)	(0.76)	(3.85)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$8.79	$5.51	$16.98	$8.99

Return on average common equity - annualized	13.5%	(25.1)%	28.9%	(26.6)%
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	18.4%	48.7%	0.3%	47.8%
Adjustment for net foreign exchange losses (gains)	1.0%	3.9%	1.1%	2.5%
Adjustment for corporate expenses associated with the pending acquisition of Validus	0.8%	—%	0.4%	—%
Adjustment for income tax expense (benefit) (1)	(0.7)%	(3.3)%	—%	(3.1)%
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(4.2)%	(5.8)%	(1.3)%	(6.2)%
Operating return on average common equity - annualized	28.8%	18.4%	29.4%	14.4%
(1)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Book value per common share	$129.98	$116.44	$104.65	$94.55	$113.69
Adjustment for goodwill and other intangibles (1)	(4.95)	(5.78)	(5.84)	(5.89)	(5.90)
Tangible book value per common share	125.03	110.66	98.81	88.66	107.79
Adjustment for accumulated dividends	25.76	25.38	25.00	24.63	24.26
Tangible book value per common share plus accumulated dividends	$150.79	$136.04	$123.81	$113.29	$132.05

Quarterly change in book value per common share	11.6%	11.3%	10.7%	(16.8)%	(6.4)%
Quarterly change in book value per common share plus change in accumulated dividends	12.0%	11.6%	11.1%	(16.5)%	(6.1)%
Quarterly change in tangible book value per common share plus change in accumulated dividends	13.3%	12.4%	11.9%	(17.4)%	(6.4)%
Year to date change in book value per common share	24.2%	11.3%	(20.8)%	(28.5)%	(14.0)%
Year to date change in book value per common share plus change in accumulated dividends	24.9%	11.6%	(19.7)%	(27.6)%	(13.4)%
Year to date change in tangible book value per common share plus change in accumulated dividends	27.3%	12.4%	(20.6)%	(28.9)%	(14.0)%
(1)At June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022 and June 30, 2022, the adjustment for goodwill and other intangibles included $18.3 million, $17.5 million, $17.8 million, $18.0 million and $18.3 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.